FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”) is made and entered into to be effective the 30th day of March, 2009 by and between Farm Credit of Southwest Florida, ACA, an agricultural credit association for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Loan (as defined hereinbelow) from time to time (the “Lender”) and ALICO, Inc., a Florida corporation (“Borrower”) (Lender and Borrower together, the “Parties”, and, each singly, a “Party”) and amends that certain Amended and Restated Loan Agreement among the Parties dated to be effective as of May 26, 2006, as amended on August 30, 2007, on February 26, 2008, on March 25, 2008, and on September 3, 2008 (collectively, the “Loan Agreement”).

PRELIMINARY STATEMENT

Lender currently has a $125,000,000 revolving line of credit loan (the “RLOC”) and a $50,000,000 term loan (the “Term Loan”) outstanding to Borrower. Borrower has requested and Lender has agreed to amend the Loan Agreement pursuant to the terms and conditions set forth in this Amendment to (i) reduce the available borrowings in the aggregate under the RLOC to $75,000,000, and (ii) to extend the maturity date of the RLOC.

All capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Loan Agreement, as amended by this Amendment.

NOW THEREFORE, the Parties hereby agree as follows:

1. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 1.21 is hereby deleted.

(b) Section 1.40 is hereby deleted and the following is substituted therefor:

“1.40 “Mortgage” means the term mortgage dated March 12, 1999, from Borrower to Lender as recorded in the real property records of Hendry County, Florida in Book 582, Page 663 as modified on October 11, 2005 in Book 718, Page 1024, as modified on May 26, 2006 in Book 738, Page 263, as modified on September 3, 2008 in Book 791, Page 1958, and as modified again on even date herewith.”

(c) Section 1.42 is hereby deleted.

(d) Section 1.50 is hereby amended to include in the definition of “Real Property Collateral” the following:

“Real Property Collateral” also includes approximately 10,147 acres located in Henry County, Florida pledged to Lender pursuant to a mortgage modification and spreader agreement of Borrower dated of even date herewith and recorded in the real property records of Hendry County, Florida and modifying the mortgage referenced in (i) above.

(e) Section 1.53 is hereby deleted and the following substituted therefor:

“1.53 “RLOC Commitment” means $75,000,000.”

(f) Section 1.54 is hereby deleted and the following substituted therefor:

“RLOC Maturity Date means August 1, 2012, or such later date as may be determined pursuant to Section 2.1(a) hereof.”

(g) Section 1.55 is hereby deleted and the following substituted therefor:

“1.55 “RLOC Note” means the Second Amended and Restated RLOC Note of Borrower dated as of the date hereof in favor of Lender in the amount of the RLOC as set forth in Section 2.1(a), as well as any promissory note or notes issued by Borrower in substitution, replacement, extension, amendment or renewal of any such promissory note or notes.”

(h) The following definitions are hereby added in appropriate alphabetical order in Article 1:

“Debt Service Coverage Ratio” means the ratio of (x) the four quarter rolling sum of EBIDA plus impairments to fixed assets during the period determined pursuant to GAAP to (y) the four quarter rolling sum of: (i) all capital lease payments, (ii) all term debt principal payments due or paid, and (iii) all interest payments due or paid.

(i) Section 2.1(a)(i) is hereby amended by deleting the second paragraph thereof and replaces it with the following paragraph:

“Lender and Borrower agree that the RLOC Maturity Date may be extended for additional one year periods in the following manner. Each year commencing February 28, 2010 Borrower may request in writing that the RLOC Maturity Date be extended for an additional one year period provided that (i) Borrower requests the extension in a writing provided to Lender by February 28 of such year and (ii) Lender shall not have notified Borrower in writing provided to the Borrower by March 31 of the same year of Lender’s intention to terminate the Loan, which decision shall be made in the sole discretion of Lender. If Lender does not elect to terminate the Loan as provided above the RLOC Maturity Date shall be deemed extended for one additional year.”

(j) Section 4.3 is hereby deleted and the following is substituted therefore:

“Financial Covenants. During the term of the Loan, Borrower shall maintain the following, on a consolidated basis:

(a) Current Ratio. A Current Ratio of not less than 2.5 to 1.00 at all times.

(b) Debt Ratio. A Debt Ratio of not greater than .60 to 1.00 at all times.

(c) Debt Service Coverage Ratio. A debt Service Coverage Ratio of no less than 1.10 to 1.00 at all times.

Compliance with the foregoing covenants shall be tested quarterly on the last day of each fiscal quarter of Borrower.

Unless otherwise agreed to by Lender, in writing, or otherwise set forth herein, Borrower compliance with the foregoing financial covenants shall be determined in accordance with GAAP.

2. Conditions Precedent. As conditions precedent to the effectiveness of this Amendment, Borrower shall furnish duly authorized resolutions of all of its directors evidencing its authority to enter into this Amendment, together with such other documentation as Lender shall request in connection with the execution of this Amendment. In addition, Borrower shall provide the following:

(a) Duly executed modifications of mortgage for that certain mortgage dated as of March 12, 1999 and recorded in Hendry County, Florida, each as modified from time to time, which modifications shall include all of the Real Estate Collateral; and

(b) Borrower shall cause its counsel to provide an endorsement to the existing title policy evidencing the modification of mortgage discussed in Section 2(a) above.

(c) An opinion of its counsel in a form requested by Lender.

3. Representations, Warranties, Covenants. Borrower hereby represents and warrants that at the time of the execution and delivery of this Amendment it is in compliance with all of its covenants set forth in the Loan Agreement (as such may be modified hereby) and each other Loan Document, and that the representations and warranties set forth therein pertaining to it continue to be true and accurate.

4. Indemnification. Borrower agrees to hold Lender harmless and indemnify Lender and its successors and assigns from any and all claims or causes of action arising in connection with Borrower’s breach of the provisions of this Amendment or otherwise related to a default or an Event of Default under the Loan Documents.

5. Costs, Fees, Expenses. Borrower agrees to pay all costs and expenses arising from this Amendment, including, without limitation, all of Lender’s fees and expenses and all fees and expenses of Lender’s legal counsel which shall not exceed $8,000.00.

6. No Change. The Parties hereby acknowledge their express intent that the Loan Agreement and all related loan and security documents executed in connection therewith, including, but not limited to, the Loan Documents, govern, in accordance with their original terms and conditions except as specifically amended hereby, the terms and conditions of the Loans. Any provisions of the Loan Documents not specifically amended hereby shall be interpreted in a manner consistent with the amendments set forth in this Amendment and, to the extent that any provisions of such Loan Documents are inconsistent with this Amendment, the amendments set forth herein shall prevail.

7. Ratification. Except as expressly amended by this Amendment, the terms and conditions of the Loan Agreement and all other Loan Documents among any one or more of the Parties are hereby ratified and confirmed to be in full force and effect.

8. Counterparts. This Amendment may be executed in two or more originals, each of which shall be deemed to be an original, but all of which shall constitute one in the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such original.

9. Governing Law. This Amendment shall be interpreted in accordance with and governed by the laws of the State of Florida. PROVIDED HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral are governed by the laws of a jurisdiction other than the State of Florida, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law.

10. Continuing Effect. The execution of this Amendment shall constitute a modification of the Loan Agreement and shall not be construed as a novation of the Obligations under the Loan Documents. The Parties hereby acknowledge their intent that this Amendment shall not disturb the existing priority of the Loan Documents or the liens granted thereunder to Lender. The Parties intend that the security interests evidenced by the Loan Documents retain the same priority as when originally executed, and delivered as of the respective dates of the Loan Documents.

11. Amendment of Term Loan Agreement. It is the intent of the parties that the terms and conditions of the Loan Agreement shall be consistent with those contained in that certain Loan Agreement dated as of March 12, 1999, as amended from time to time, governing the terms and conditions of that certain Term Loan made by Lender to Borrower in the original principal amount of $19,000,000 (the “$19,000,000 Term Loan Agreement”). To the extent of any inconsistencies between the Loan Agreement, as amended by this Amendment, and the $19,000,000 Term Loan Agreement, the terms and conditions of the Loan Agreement, as amended by this Amendment, shall prevail, and the $19,000,000 Term Loan Agreement shall be deemed amended to be consistent with the Loan Agreement.

In Witness Whereof the Parties have executed and delivered this Amendment to be legally binding and effective under seal as of the date first set forth above.

BORROWER: ALICO, Inc. (Seal)

By:	/s/ Patrick W. Murphy
Patrick W. Murphy, Chief Financial Officer

LENDER: FARM CREDIT OF SOUTHWEST FLORIDA, ACA for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Loan from time to time

By:	/s/ Greg A. Carlton
Greg A. Carlton, Vice President

GUARANTORS:

By signing below, each Guarantor hereby agrees to and consents to the amendments set forth in this Amendment, reaffirms its existing Guaranty Agreement and agrees that its Guaranty Agreement shall continue to secure the RLOC and the Term Loan.

BOWEN BROTHERS FRUIT, LLC

By:	ALICO, Inc., sole member

By:	/s/ Patrick W. Murphy	(Seal)
Patrick W. Murphy, Chief Financial Officer

ALICO- AGRI, LTD.

By:	ALICO, Inc., general partner

By:	/s/ Patrick W. Murphy	(Seal)
Patrick W. Murphy, Chief Financial Officer

ALICO LAND DEVELOPMENT, INC. (f/k/a SADDLEBAG LAKE RESORTS, INC.)

By:	/s/ Patrick W. Murphy	(Seal)
Patrick W. Murphy, Chief Financial Officer